As filed with the Securities and Exchange Commission on March 10, 2022

File No. 024-11816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS 115, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

225 Liberty St. 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks 115, LLC

225 Liberty St. 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	88-0546366
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 1 to the offering statement on Form 1-A (the “Form 1-A”) of Masterworks 115, LLC (the “Company”), filed on March 2, 2022, has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, for the sole purpose of refiling Exhibit 6.3 hereto. No other changes have been made to the Company’s offering statement on Form 1-A, including to Part I or Part II of the Form 1-A since the filing of the Form 1-A.

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

1.1	Form of Engagement Letter and Agreement Among Co-Managers.*

2.1	Certificate of Formation of Masterworks 115, LLC filed with Delaware Secretary of State on January 13, 2022.*

2.2	Form of Amended and Restated Operating Agreement of Masterworks 115, LLC. *

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Form of Administrative Services Agreement. *

6.2	Form of Intercompany Agreement.*

6.3	Form of Art Purchase Agreement of Terms and Conditions of Sale.** #

10.1	Power of Attorney (included on signature page).*

11.1	Consent of ANTHONY L.G., PLLC (included in Exhibit 12.1).**

12.1	Opinion of ANTHONY L.G., PLLC.**

13.1	Testing the Waters Materials.*

* Previously Filed

** Filed herewith

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 1 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 10, 2022.

MASTERWORKS 115, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities indicated on March 10, 2022.

Name	Title

*	Chief Executive Officer of Masterworks 115, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks 115, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks 115, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks 115, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact